                                                                   EXHIBIT 10.28


                             EMPLOYMENT AGREEMENT

                                MICHAEL FARMER

     This Employment Agreement is entered into as of this 1st day of November 1996 (the "Effective Date") by and among Michael Farmer ("Executive") and
                                                          ---------
Dogloo, Inc., a California corporation (the "Company").  The term of this
                                             -------
Agreement shall be one (1) year (the "Term") and shall renew automatically
                                      ----
following the expiration date of the previous Term.

     In consideration of the mutual covenants herein contained, and in consideration of the employment of Executive by the Company, the parties agree as follows:

     1. DUTIES AND SCOPE OF EMPLOYMENT. The Company agrees to employ the Executive and the Executive accepts the position of Executive Vice President of Sales and Marketing of the Company with the responsibilities set forth in the Bylaws of the Company or otherwise directed by the Chief Executive Officer. Executive shall report directly to the Chief Executive Officer of the Company. Executive's employment shall be "at-will" and may be terminated pursuant to the provisions of Section 4 of this Agreement.

     2. COMPENSATION. During Executive's employment under this Agreement, the Company agrees to pay the following amounts to Executive as compensation for his services:

          (a)  Base Salary.  The Company shall pay Executive a minimum base
               -----------
salary ("Base Salary") of $13,880 per month ($166,560 for 12 months).
         -----------

          (b)  Bonus. During Executive's employment, Executive shall be eligible
               -----
for an annual bonus targeted, but not capped, at thirty-seven percent (37%) of his Base Salary; provided, that Executive meets mutually agreed to performance targets which are determined prior to the commencement of each year. The determination of whether the performance targets have been met shall be made annually by the Board of Directors of the Company in its sole discretion.

     3. EMPLOYEE BENEFITS. During Executive's employment under this Agreement, Executive shall be eligible to participate in all the benefit plans offered generally to the Company's employees, subject in each case to the generally applicable terms and conditions of the plan or program in question. Executive shall also be entitled to fringe benefits in accordance with the most favorable policies to executives of the Company in effect at any time during the term of this Agreement. Executive shall be granted two (2) weeks paid vacation in addition to the Company's paid holidays.

     4. PAYMENTS UPON TERMINATION OF EMPLOYMENT. The Company may terminate Executive's employment at any time, for any reason or no reason whatsoever, and Executive shall be entitled to the consideration specified below.

          (a)  Termination Without Cause or Resignation for Good Reason.  If the
               --------------------------------------------------------
Company terminates Executive's employment without Cause (as defined below), or if, on or before August 31, 1999, Executive resigns for Good Reason (as defined below), Executive shall be entitled to receive:

               (A)  Severance Pay. An amount equal to Executive's Base Salary
                    -------------
for a period of twelve (12) months and a bonus equal to (i) the last annual bonus paid to Executive or (ii) if greater, the bonus payable based on performance during the fiscal year of termination. Such payments, other than the bonus, which shall be paid at the end of the severance pay period, shall be made in accordance with Company's standard payment practices.

               (B)  Medical Insurance. Company paid medical insurance as
                    -----------------
provided to Executive and dependents immediately prior to the date of termination for a period of twelve (12) months; provided, that such medical insurance shall cease upon Executive's commencement of employment with a new employer and Executive's eligibility requirements for medical coverage through his new employer have been met and new coverage is in effect. At the end of the twelve (12) month period, Executive shall be eligible for COBRA benefits to the extent allowed by law.

          (b)  Termination Without Cause or Resignation for Good Reason on or
               --------------------------------------------------------------
before August 31, 1999. If, on or before August 31, 1999, the Company terminates
----------------------
Executive's employment without Cause or Executive resigns for Good Reason, Executive shall also be entitled to receive:

               (A)  Outplacement Services. Outplacement services at a cost not
                    ---------------------
to exceed fifteen percent (15%) of Executive's Base Salary. If Executive chooses not to participate in an outplacement program, he will be reimbursed for out-of-pocket expenses related to a job search or establishment of a business up to seven and one half percent (7.5%) of his Base Salary in lieu of such service.

               (B)  Reimbursement of Second Relocation. If Executive is unable
                    ----------------------------------
to secure employment within one year of termination without Cause or resignation for Good Reason, the Company will reimburse Executive for documented relocation expenses of any move of more than 100 miles in an amount not to exceed eighty percent (80%) of Executive's initial move from California to Texas.

          (c)  Termination Upon Disability.  If the Company terminates
               ---------------------------
Executive's employment for Disability, the Executive shall receive an amount equal to the Executive's base salary for twelve (12) months, less the number of months for which the Executive was paid but unable to perform his duties, and a bonus equal to the last annual bonus paid to Executive. In the event of Executive's Disability, the Company shall continue medical insurance for Executive and his dependents as in effect immediately prior to such termination for twelve (12) months from the date of termination. For all purposes of this Agreement, "Disability" shall mean that Executive, at the time notice is given, has been unable to substantially perform his duties under this Agreement as determined by the Company's Board of Directors for a period not less than six (6) consecutive months as the result of his incapacity due to physical or mental illness.

          (d)  Death.  Upon event of Executive's death, Executive's employment
               -----
with the Company shall be considered automatically terminated and Executive's estate shall be entitled to receive the same base salary and bonus as set forth in Section 4(c) and the Company shall continue medical insurance for Executive's dependents as in effect immediately prior to such termination for a period of twelve (12) months.

          (e)  Termination for Cause.  If the Company terminates Executive's
               ---------------------
employment for Cause, the applicable provisions of Section 4(g) (without regard to the notice requirement) shall apply. For purpose of this Agreement, "Cause" shall mean:

               (A) A persisting and recurring willful or grossly thereof negligent failure by Executive to perform his duties hereunder or as an employee or officer of the Company and Executive has not or cannot correct such failure within 30 days after the Company has given Executive written notice thereof.

               (B) Commission of any act of dishonesty, gross carelessness, misconduct (including but not limited to illegal or unethical conduct) or commission of any act or series of acts which have a direct, substantial and adverse effect on the Company or its business or reputation, or

               (C) Executive's habitual misuse of alcohol or any illegal drug or intoxicant.

          (f)  Resignation by Executive for Good Reason.  If Executive resigns
               ----------------------------------------
his employment from the Company without Good Reason, the applicable provisions of Section 4(g) shall apply. For purpose of this Agreement, "Good Reason" shall mean a reduction in Executive's salary or a demotion in his position or responsibility other than for Cause.

          (g)  Voluntary Termination by Executive.  Executive may terminate his
               ----------------------------------
employment by giving the Company at least thirty (30) days' advance notice in writing. If Executive terminates his employment under the preceding sentence, no compensation or payments will be paid or provided to the Executive for the periods following the date when such a termination of employment is effective. Executive's rights under the Company's benefit plans shall be determined under the provisions of those plans.

          (h)  Waiver of Notice. Any waiver of notice under this Section 4 shall
               ----------------
be valid only if it is made in writing and expressly refers to the applicable notice requirement in this Section 4.

     5.   Proprietary Information.  Executive has signed a Proprietary
          -----------------------
Information and Inventions Agreement in the form attached hereto as Appendix A and agrees to comply fully with the Company's policies relating to nondisclosure of trade secrets and proprietary information and processes.

     6.   Notice.  Notice and all other communication contemplated by this
          ------
Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters addressed to the attention of the Corporate Secretary.

     7.   Miscellaneous Provisions.
          ------------------------

          (a)  Waiver. No provisions of this Agreement shall be modified, waived
               ------
or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive) acting pursuant to specific approval by the Board of Directors. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (b)  Whole Agreement.  No Agreement, representations or understandings
               ---------------
(whether oral or written and whether express or implied) which are not expressly set forth in this Agreement and its exhibits have been made or entered into by either party with respect to the subject matter hereof.

          (c)  Choice of Law.  The validity, interpretation, construction and
               -------------
performance of this Agreement shall be governed by the laws of the State of Texas.

          (d)  Severability. The invalidity or unenforceability of any provision
               ------------
or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (e)  ARBITRATION.  ANY DISPUTE OR CONTROVERSY ARISING UNDER OR IN
               -----------
CONNECTION WITH THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION IF GOOD FAITH NEGOTIATIONS AMONG THE PARTIES HERETO, IF ANY, DO NOT RESOLVE SUCH CLAIM, DISPUTE OR OTHER MATTER. SUCH ARBITRATION SHALL PROCEED IN ACCORDANCE WITH THE THEN-CURRENT RULES FOR ARBITRATION AS ESTABLISHED BY JUDICIAL ARBITRATION MEDIATION SERVICES, INC. ("JAMS"), UNLESS THE PARTIES HERETO MUTUALLY AGREE
                           ----
OTHERWISE, AND PURSUANT TO THE FOLLOWING PROCEDURES:

               (i) Executive and the Company shall each appoint an arbitrator from the JAMS panel of retired judges, and those party-appointed arbitrators shall appoint a third

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

arbitrator from the JAMS panel of retired judges within ten (10) days. If the party-appointed arbitrators fail to appoint a third arbitrator within ten (10) days, such third arbitrator shall be appointed by JAMS in accordance with its rules.

               (ii)   Reasonable discovery shall be allowed in arbitration.

               (iii) All proceedings before the arbitrators shall be held in Tarrant County or Dallas County, Texas. The governing law shall be as specified herein.

               (iv) The award rendered by the arbitrators shall be final and binding, and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof.

               (v) The Company shall pay Executive's legal costs (not to exceed ten percent (10%) of Executive's Base Salary) unless the arbitrators conclude that Executive did not incur such costs in good faith. Under no circumstances will the Company reimburse Executive's legal costs outside of arbitration as specified in this Section 7(e)(v). The award rendered by the arbitrators shall include (A) a provision that the prevailing party in such arbitration recover its cost relating to the arbitration and reasonable attorneys' fees from the other party, (B) the amount of such cost and fees, and
(C) an order that the losing party pay the fees and expenses of the arbitrators. All costs and fees required by JAMS to be deposited during or prior to the JAMS proceedings shall be advanced by the Company.

          (f)  No Assignment of Benefits.  The rights of any person to payments
               -------------------------
or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (f) shall be void.

          (g)  Employment at Will; Limitations of Remedies.  The Company and
               -------------------------------------------
Executive acknowledge that Executive's employment is at will, as defined under applicable law. To the extent permitted by law, if Executive's employment is terminated for any reason, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than expressly provided by this Agreement; provided, however, termination hereunder shall have no effect on vested stock options and purchased shares of the Company's Common Stock under separate agreements except as expressly provided in the agreements governing such options and purchased shares.

          (h)  Employment Taxes.  All payments made pursuant to this Agreement
               ----------------
will be subject to withholding of applicable taxes.

          (i)  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each which shall be deemed an original but all of which together will constitute one and the same instrument.

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

          (j)  Prior Agreements Superseded.  This Agreement shall supersede any
               ---------------------------
employment or consulting agreement, oral or written, entered into between Executive and the Company prior to the Effective Date of this Agreement. Specifically, the parties hereto acknowledge that all other employment agreements previously in existence between the Executive and the Company (whether oral or written) are terminated and of no further force or effect as of the Effective Date.

          (k)  Exercise Price of Dogloo Options. The Company and Executive
               --------------------------------
acknowledge and agree that, as of September 22, 1995, the exercise price for Executive's options to purchase Dogloo Common Stock ("Dogloo Options") is $0.23
                                                      --------------
per share.

          (l)  No Conflict.  Executive covenants and represents that he is not a
               -----------
party to any agreement or understanding which impairs or prohibits his ability to enter into, and perform services under, this Agreement.



                              /s/ MICHAEL FARMER
                              -------------------------------------------------
                                  Michael Farmer


                              DOGLOO, INC.,
                              A CALIFORNIA CORPORATION



                              By: /s/ ROBERT POLENTZ
                                 ----------------------------------------------
                                      Robert Polentz
                                      Chief Financial Officer

                                  APPENDIX A

                                   EMPLOYEE
                            PROPRIETARY INFORMATION
                           AND INVENTIONS AGREEMENT
                           ------------------------

          The following confirms an agreement between me and Dogloo, Inc., a California corporation (the "Company"), which is a material part of the
                             -------
consideration for my employment by the Company:

          1. I understand that the Company possesses and will possess Proprietary Information which is important to its business. For purposes of this Agreement, "Proprietary Information" is information that was or will be developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company, which has commercial value in the Company's business. "Proprietary Information" includes, but is not limited to, information about algorithms, trade secrets, computer programs, designs, technology, ideas, know-how, processes, formulas, data, techniques, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, the salaries and terms of compensation of other employees, customers and other information concerning the Company's actual or anticipated business, research or development, or which is received in confidence by or for the Company from any other person. I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to Proprietary Information.

          2. I understand that the Company possesses or will possess "Company Materials" which are important to its business. For purposes of this Agreement, "Company Materials" are documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by me or by others. "Company Materials" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like.

          3. In consideration of my employment by the Company and the compensation received by me from the Company from time to time, I hereby agree as follows:

               a. All Proprietary Information and all title, patents, patent rights, copyrights, mask work rights, trade secret rights, and other intellectual property and rights anywhere in the world (collectively "Rights")
                                                                      ------
in connection therewith shall be the sole property of the Company. I hereby assign to the Company any Rights I may have or acquire in such Proprietary Information in connection with my employment with the Company. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of an officer of the Company.

               b. All Company Materials shall be the sole property of the Company. I agree that during my employment by the Company, I will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company, except as I am required to do in connection with performing the duties of my employment. I further agree that, immediately upon the termination of my employment by me or by the Company for any reason, or during my employment if so requested by the Company, I will return all Company Materials, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation; (ii) my personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) my copy of this Agreement.

               c. I will promptly disclose in writing to my immediate supervisor or to any persons designated by the Company, all "Inventions," (which term includes improvements, inventions, works of authorship, trade secrets, technology, algorithms, computer programs, formulas, ideas, designs, processes, techniques, know-how and data, whether or not patentable) made or conceived or reduced to practice or developed by me, either alone or jointly with others, during the term of my employment. I will also disclose to the President of the Company Inventions related to the business of the Company conceived, reduced to practice, or developed by me within six (6) months of the termination of my employment with the Company; such disclosures shall be received by the Company in confidence (to the extent they are not assigned in (d) below) and do not extend the assignment made in paragraph (d) below. I will not disclose Inventions covered by paragraph 3(d) to any person outside the Company unless I am requested to do so by management personnel of the Company.

               d. I agree that all Inventions which I make, conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment shall be the sole property of the Company to the maximum extent permitted by Texas law. I hereby assign such Inventions and all Rights therein to the Company. The Company shall be the sole owner of all Rights in connection therewith.

               e. I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense, in evidencing, perfecting, obtaining, maintaining, defending and enforcing Rights and/or my assignment with respect to such Inventions in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by me.

               f. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the
                                                         ------------
extent such Moral Rights
cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent. I will confirm any such waivers and consents from time to time as requested by the Company.

               g. I have attached hereto a complete list of all existing Inventions to which I claim ownership as of the date of this Agreement and that I desire to specifically clarify are not subject to this Agreement, and I acknowledge and agree that such list is complete. If no such list is attached to this Agreement, I represent that I have no such Inventions at the time of signing this Agreement.

               h. During the term of my employment and for one (1) year thereafter, I will not encourage or solicit any employee or consultant of the Company to leave the Company for any reason. However, this obligation shall not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

               i. I agree that during my employment with the Company I will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of the Company, and I will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. The provisions of this paragraph shall apply both during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time, while I am employed by the Company.

               j. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith or in conflict with my employment with the Company.

          4. I agree that this Agreement is not an employment contract and that I have the right to resign and the Company has the right to terminate my employment at any time, for any reason, with or without cause. I acknowledge and agree that this Section 4 states the entire agreement between the Company and me regarding the subject matter of this Section.

          5. I agree that this Agreement does not purport to set forth all of the terms and conditions of my employment, and that as an employee of the Company, I have obligations to the Company which are not set forth in this Agreement.

          6. I agree that my obligations under paragraph 3(a) through 3(f) and paragraph 3(h) of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine.

          7. I agree that any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms.

          8. This Agreement shall be effective as of the date I execute this Agreement and shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

          9. This Agreement can only be modified by a subsequent written agreement executed by the President of the Company.

          I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY THE COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.


                                    /s/ MICHAEL FARMER
                                    --------------------------------------------
                                    [Signature of Employee]

                                        Michael Farmer
                                    --------------------------------------------
                                    [Print Name of Employee
Accepted and Agreed to:
DOGLOO, INC.


By: /s/ ROBERT POLENTZ
    -----------------------------
    Robert Polentz
    Chief Financial Officer